Exhibit 99.1

HESS CORPORATION
	Investor Contact:	Jay Wilson
(212) 536-8940

	Media Contact:	Jon Pepper
News Release		(212) 536-8550
FOR IMMEDIATE RELEASE
Hess Corporation to Acquire American Oil & Gas Inc.
NEW YORK and DENVER, July 27, 2010 – Hess Corporation (NYSE: HES) and American Oil & Gas Inc. (NYSE-AMEX: AEZ) jointly announced today that Hess has agreed to acquire American Oil & Gas pursuant to a merger agreement approved by the Boards of Directors of both companies in an all-stock transaction. The acquisition will increase Hess’ strategic acreage position in the Bakken oil play in North Dakota by approximately 85,000 net acres.
Under terms of the agreement, Hess has agreed to issue 0.1373 shares of its common stock in exchange for each outstanding share of American Oil & Gas’ common stock. This represents a 9.4 percent premium to American Oil & Gas stockholders based on the closing stock prices of Hess’ and American Oil & Gas’ shares on July 27, 2010. It is expected that Hess would issue approximately 8.6 million shares for all outstanding American Oil & Gas shares and options on a net settlement basis. The merger agreement provides for a possible cash dividend to American Oil & Gas’ stockholders to the extent of American Oil & Gas’ positive working capital as of the closing date (subject to certain adjustments that are described in the merger agreement) and subject to available cash. Hess has committed (subject to the terms and conditions of a customary commitment letter) to provide American Oil & Gas with a $30 million working capital credit facility to help finance American Oil & Gas’ planned exploration and production activities and other working capital needs prior to the closing of the transaction .
“This acquisition builds upon our strong land position in the Bakken, leverages our nearby infrastructure and offers operational synergies,” said Greg Hill, President of Worldwide Exploration and Production at Hess.

“We believe this transaction captures the value that we have been able to create since our initial entry in the North Dakota Bakken play four years ago,” said Pat O’Brien, CEO of American Oil & Gas. “We are excited about the leverage our stockholders will gain not only to Hess’ compelling Bakken position and developmental activities, but also to Hess’ large and diverse global project portfolio.”
The transaction is subject to customary closing conditions, including approval of American Oil & Gas’ shareholders. Holders of approximately 20.5 percent of American Oil & Gas common stock have agreed to vote their shares in favor of the merger. Completion of the transaction is expected in the fourth quarter of 2010. In connection with the transaction, Goldman, Sachs & Co. is acting as financial advisor to Hess, and Tudor, Pickering, Holt & Co. Securities Inc. is acting as financial advisor and provided a Fairness Opinion to American Oil & Gas. Legal counsel is being provided by White & Case LLP for Hess, and Patton Boggs LLP for American Oil & Gas.
About Hess Corporation
Hess, with headquarters in New York, is a global integrated energy company engaged in the exploration, production, purchase, transportation and sale of crude oil and natural gas, as well as the production and sale of refined petroleum products. More information on Hess is available at www.hess.com
About American Oil & Gas Inc.
American Oil & Gas is an independent oil and natural gas company engaged in exploration, development and production of hydrocarbon reserves primarily in the Rocky Mountain region. Additional information about American Oil & Gas is available via the Company’s website at www.americanog.com

Important Information for Investors and Stockholders
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication is being made in respect of the proposed merger transaction involving Hess and American Oil & Gas. In connection with the proposed transaction, Hess will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus. Hess and American Oil & Gas also plan to file other documents with the SEC regarding the proposed transaction. The proposed merger transaction involving Hess and American Oil & Gas will be submitted to American Oil & Gas’ stockholders for their consideration and a definitive proxy statement/prospectus will be mailed to American Oil & Gas’ stockholders. INVESTORS AND SECURITY HOLDERS OF American Oil & Gas ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS REGARDING THE PROPOSED TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Hess and American Oil & Gas, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Hess will be available free of charge on Hess’ internet website at www.hess.com or by contacting Hess’ Corporate Secretary Department at 212-536-8602. Copies of the documents filed with the SEC by American Oil & Gas will be available free of charge on American Oil & Gas’ internet website at www.americanog.com or by contacting American Oil & Gas’ Investor Relations Department at 303-449-1184.
Hess, American Oil & Gas, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of American Oil & Gas in connection with the proposed transaction. Information about the directors and executive officers of Hess is set forth in its proxy statement for its 2010 annual meeting of stockholders and in its annual report on Form 10-K, which were filed with the SEC on March 25, 2010 and February 26, 2010, respectively. Information about the directors and executive officers of American Oil & Gas is set forth in its proxy statement for its 2010 annual meeting of stockholders and in its annual report on Form 10-K, which were filed with the SEC on May 14, 2010 and March 15, 2010, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements
Some statements contained in this joint news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements relating to Hess’ planned acquisition of American Oil & Gas and the expected terms and timing of the transaction, and are intended to be covered by the safe harbor created by those Sections. Words such as “expect(s),” “believe(s),” “will,” “may,” “anticipate(s),” “estimate(s),” “should,” “intend(s),” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on current understanding and assessment of relevant factors and reasonable assumptions about the future. Actual results could differ materially as a result of a variety of risks and uncertainties, including: the ability to obtain the approval of the transaction by American Oil & Gas’ stockholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a consent that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; Hess’ ability to achieve the synergies and value creation contemplated by the proposed transaction; Hess’ ability to promptly and effectively integrate American Oil & Gas’ businesses; and the diversion of management time on transaction-related issues. Other factors that could materially affect Hess’ and American Oil & Gas’ actual results include the success rate of drilling efforts and the timeliness of development activities, their dependence on future drilling success to produce revenues, fluctuations in oil and gas prices, and other risk factors described from time to time in each company’s reports filed with the SEC. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Hess or American Oil & Gas. Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements. Hess and American Oil & Gas disclaim any intent or obligation to update publicly any forward-looking statements set forth in this news release, whether as a result of new information, future events or otherwise. References to quantities of oil or natural gas may include amounts that Hess or American Oil & Gas believe will ultimately be produced, but that are not yet classified as “proved reserves” under SEC definitions.
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